Exhibit 10.143

CORCELL BUSINESS

 STATEMENT OF CASH FLOW FOR

YEAR ENDED DECEMBER 31, 2006

YEAR ENDED
DECEMBER 31,
2006
Cash flows from operating activities:
Net loss	$(2,187,947)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for uncollectible accounts	68,325
Depreciation and Amortization	44,501
Loss on disposal of fixed assets	2,947
Changes in operating assets and liabilities:
Inventories	(7,045)
Accounts receivable	(188,456)
Other assets	(23,914)
Prepaid expenses and other current assets	104,435
Accounts payable	(428,536)
Accrued expenses	513,796
Deferred revenue	408,530
Net cash used in operating activities	(1,693,364)
Cash flows from investing activities:
Purchase of property and equipment	(124,426)
Sale of property and equipment	25,500
Net cash used in investing activities	(98,926)
Cash flows from financing activities:
Advances from parent company	1,792,212
Payments on notes payable	(26,982)
Payments on capital lease obligations	(3,166)
Net cash provided by financing activities	1,762,064
Net decrease in cash	(30,226)
Cash and cash equivalents, at beginning of period	292,909
Cash and cash equivalents, at end of period	$261,983